CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this in this Post-Effective Amendment No. 44 to the registration statement on Form N-1A ("Registration Statement") of our report dated February 18, 2002, relating to the financial statements and financial highlights which appears in the December 31, 2001 Annual Report to Shareholders of the Strong Index 500 Fund, a series of Strong Equity Funds, Inc., which is also incorporated by reference into the Registration Statement.

We also consent to the incorporation by reference to our report dated February 8, 2002 relating to the financial statements and financial highlights which appears in the December 31, 2001 Annual Report to Interestholders of the S&P 500 Index Master Portfolio, a portfolio of Master Investment Portfolio, which is also incorporated by reference into the Registration Statement.

We also consent to the references to us under the headings "Financial Highlights", "Independent Accountants" and "Financial Statements" in such Registration Statement.



PricewaterhouseCoopers LLP

/s/ PricewaterhouseCoopers LLP

San Francisco, California
April 26, 2002